CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.84 to Registration Statement No. 33-46973 on Form N-1A of our reports dated December 27, 2012, relating to the financial statements and financial highlights of The Payden & Rygel Investment Group, including Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Low Duration Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Corporate Bond Fund, Payden High Income Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Global Low Duration Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Emerging Markets Local Bond Fund, Payden Value Leaders Fund, Payden Global Equity Fund, Payden/Kravitz Cash Balance Plan Fund, and Metzler/Payden European Emerging Markets Fund, appearing in the Annual Reports on Form N-CSR of The Payden & Rygel Investment Group for the year or period ended October 31, 2012, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 8, 2013